NONFUNDED DEFERRED COMPENSATION AND UNIT AWARD PLAN FOR
                    NON-EMPLOYEE DIRECTORS

     1. Each director who is not an employee of Minerals Technologies Inc. (the "Company") or of any of its subsidiaries may elect on or before the last day of any calendar month to have payment of (a) all or a specified part of all fees payable to such director for services as a director during the following calendar month and thereafter and/or (b) all or a specified part of all dividends and other distributions payable on stock held by such director under the Minerals Technologies Inc. Restricted Stock Plan for Non-Employee Directors (hereinafter such dividends and other distributions are collectively referred to as "dividends") deferred until such director ceases to be a director of the Company. Any such election shall be made by written notice directed to the Secretary of the Company. Any such election may be terminated, or may be modified as to amount of deferral or form of deferral (whether dollars or units), with regard to fees and/or dividends to be paid during the following calendar month and thereafter upon written notice directed to the Secretary of the Company on or before the last day of the calendar month preceding the calendar month in which such fees and/or dividends would otherwise be payable. Modifying the form of deferral of fees and/or dividends previously deferred may be done as of the first day of any calendar month by giving written instructions to the Secretary of the Company before such date. No more than two modifications of the form of deferral, whether as to fees and/or dividends previously deferred or as to fees and/or dividends to be paid, may be made in any calendar year. The Awarded Units, as described in paragraph 2, shall not be affected by any such election.

     2. "An award consisting of 400 units shall be made to each director upon joining the Board. Each director who continues in office on the date of any annual meeting of stockholders shall be awarded 400 units, effective as of such date. An award of 50 units per year in equal quarterly amounts shall be made to each director who serves as a member of a committee of the Board. In addition, an award consisting of 15 units shall be made to each director upon commencement of service as chair of a committee of the Board, and each director who continues as chair of a committee on the date of any annual meeting of stockholders shall be awarded 15 units, effective as of such date. An award consisting of 25 units shall be made to each director who serves as chair of a meeting of a committee of the Board, and an award of 15 units shall be made to each Board member, other than the chair, who attends a meeting of a committee of the Board."

     3. A general ledger account (the "Deferred Directors Fees Account") shall be set up on the Company's books and shall reflect the market value of the fees and/or dividends deferred by each director and of the Awarded Units awarded to him/her pursuant to paragraph 2. As fees and/or dividends are deferred by each director, they shall be credited to the Deferred Directors Fees Account. At the director's election, such credit shall be in the form of either (a) the dollar amount of the fees and/or dividends deferred or (b) a number of units, calculated to the nearest thousandth of a unit, determined by dividing the dollar amount of fees and/or dividends deferred by the closing market price of the Company's Common Stock as reported on the Consolidated Tape of the New York Stock Exchange on the last business day prior to the date such fees and/or dividends would otherwise have been paid. Dollar balances in a director's account shall be credited with interest at a rate equal to the rate of return for Fund I in the Minerals Technologies Inc. Savings and Investment Plan, compounded monthly. Units in a director's account, whether Awarded Units or deferred fee or dividend units pursuant to clause (b) above, or dividends thereon, shall be marked to market monthly. In the case of Awarded Units, the director's account shall be credited with the number of units so awarded on the date specified in paragraph 2. Whenever a dividend is declared, the number of units in the director's account shall be increased by the result of the following calculations: (i) the number of units in the director's account multiplied by any cash dividend declared by the Company on a share of its Common Stock, divided by the closing market price of such Common Stock on the related dividend record date; and/or (ii) the number of units in the director's account multiplied by any stock dividend declared by the Company on a share of its Common Stock. Solely as to the Awarded Units, a director may elect to receive in cash the value of any cash dividend declared by the Company on a share of its Common Stock in lieu of having his/her account credited as specified above. Any such election shall be made, and may also be terminated, by written notice directed to the Secretary of the Company prior to the calendar month of the payment date for the dividend. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company including a stock split or splits, other than a stock dividend as provided above, an appropriate adjustment shall be made in the number of units credited to the director's account.

     4. At least one year before a director ceases to be a director of the Company, such director may elect, or may modify an election previously made, to receive payment of his/her interest in the Deferred Directors Fees Account in a lump sum or in annual installments, and may elect to have such payment or payments made either in (a) the year in which the electing director ceases to be a director of the Company, or (b) the year following such director's termination as a director. In the absence of an election, such payments will begin with the first month of the year following the director's termination and will be made in five annual installments. In the event a director ceases to be a director of the Company within one year of such director's most recent exercise, or modification of, the election provided for herein, then any previous election made by such director shall be deemed to remain in effect.

     With respect to all units in the Deferred Directors Fees Account, whether they be Awarded Units credited pursuant to paragraph 2, units representing fees calculated as provided in paragraph 3, or units representing dividends, the amount payable to the director in each instance shall be determined by multiplying the number of units by the closing market price of the Company's Common Stock on the last business day prior to the date for payment.

     Where the director receives the balance of his/her account in Annual Installments of Deferred Compensation, the first Annual Installment of Deferred Compensation shall be a fraction of the value of the balance of the deferred compensation and Awarded Units credited to the director's account either by way of interest or units calculated under paragraph 3 hereof, as the case may be, on the date of such payment, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time. Each subsequent Annual Installment shall be calculated in the same manner except that the denominator shall be reduced by the number of Annual Installments which have been previously paid.

     5. If a director should die before full payment of all amounts credited to his/her account, such amounts shall be paid to his/her designated beneficiary or beneficiaries or to his/her estate in a single sum payment to be made as soon as practicable after his/her death. A director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the director's death. At any time, and from time to time, any such designation may be changed or canceled by the director without the consent of any beneficiary. Any such designation, change or cancellation must be by written notice filed with the Secretary of the Company and shall not be effective until received by the Secretary. If a director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the director has designated otherwise. If no beneficiary has been named by the director, or the designated beneficiaries have predeceased such director, the beneficiary shall be the executor or administrator of the director's estate.

     6. A director's election to defer fees shall continue until a director ceases to be a director unless such director earlier terminates such election with respect to future fees by written notice delivered to the Secretary of the Company. Any such notice shall become effective as of the end of the calendar month in which such notice is received by the Secretary. Amounts credited to the account of a director prior to the effective date of such notice shall not be affected thereby and shall be paid to the director in accordance with paragraph 4 (or paragraph 5 in the event of his death) above. The Awarded Units shall not be affected by any such election.

     7. The right of a director to any fees or Awarded Units credited to his/her account shall not be subject to assignment by such director. If a director does assign his right to any fees or Awarded Units credited to his/her account, the Company may disregard such assignment and discharge its obligation hereunder by making payment as though no such assignment had been made.

     8. In no event shall any payment of fees deferred pursuant to the Plan or of Awarded Units be made with the Company's Common stock.

                                        (February 1998)